EXHIBIT 10.7

XERIUM TECHNOLOGIES, INC.

2005 EQUITY INCENTIVE PLAN

1.	Purpose; Term.

This Xerium Technologies, Inc. 2005 Equity Incentive Plan (the “Plan”) provides for the grant of incentive awards consisting of or based on the Common Stock of the Company. The purpose of the Plan is to attract and retain key employees, directors and consultants of the Company and its Affiliates, to provide an incentive for them to achieve performance goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company’s Common Stock. No Awards may be granted under the Plan after May 19, 2015, but Awards granted prior to that date may continue in accordance with their terms. Certain capitalized terms used herein are defined in Section 3 below.

2.	Administration.

The Plan shall be administered by the Committee. Except to the extent action by the Committee is required under Section 162(m) of the Code in the case of Awards intended to qualify for exemption thereunder, the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee’s decisions shall be final and binding. The Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, references herein to the Committee shall include the person or persons so delegated to the extent of such delegation.

3.	Certain Definitions.

“Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

“Award” means any Option, SAR, Restricted Stock, Unrestricted Stock or Stock Unit Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act or an “outside director” within the meaning of Section 162(m) of the Code, respectively.

“Common Stock” or “Stock” means the Common Stock, $0.01 par value, of the Company.

“Company” means Xerium Technologies, Inc., a Delaware corporation.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Fair Market Value” means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Reporting Person” means a person subject to Section 16 of the Exchange Act.

4.	Eligibility.

All key employees, all directors and all consultants of the Company or of any Affiliate whom the Committee considers to be capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to employees of the Company or of any parent or subsidiary corporation of the Company, as those terms are used in Section 424 of the Code.

5.	Stock Available for Awards.

(a) Amount. Subject to adjustment under subsection (b), no more than 2,500,000 shares of Common Stock in the aggregate may be delivered under or in satisfaction of Awards. The number of shares of Common Stock delivered under or in satisfaction of Awards shall, for purposes of the immediately preceding sentence, be determined net of shares of Common Stock withheld by the Company in satisfaction of tax withholding requirements with respect to the Award. For the avoidance of doubt, the termination, cancellation or expiration of an Award or any portion thereof without the delivery of shares of Common Stock, or the satisfaction of an Award or any portion thereof by the delivery of cash or other property other than shares of Common Stock, shall not be treated as the delivery of shares of Common Stock for purposes of this subsection (a). Common Stock issued under awards granted by another company (“other company awards”) and assumed by the Company in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Company under awards substituted for other company awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the shares available for Awards under the Plan; provided, that the maximum number of shares that may be issued pursuant to ISOs (as defined below) shall be determined in a manner consistent with Section 422 of the Code and the rules thereunder. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares.

(b) Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required or appropriate to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of ISOs, or in the case of Awards intended to qualify for exemption under Section 162(m) of the Code, to any limitation required under the Code) shall make such adjustment as it determines to be equitable to any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing; provided, that the number of shares subject to any Award shall always be a whole number.

(c) Limit on Individual Grants. The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed, in each case, 500,000, and the maximum number of shares of Common Stock that may be granted as Stock Awards pursuant to Section 8 to any Participant in the aggregate in any calendar year shall not exceed 500,000, subject in each case to adjustment under subsection (b).

6.	Stock Options.

(a) Grant of Options. Subject to the provisions of the Plan, the Committee may grant both (i) options (“Options”) to purchase shares of Common Stock that are intended to comply with the requirements of Section 422 of the Code and the rules thereunder (“ISOs”) and (ii) Options that are not intended to comply with such requirements (“NSOs”). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

(b) Terms and Conditions. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(c) Payment. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent legally permissible and permitted by the Committee at or after the grant of the Option, by delivery of a note or other commitment satisfactory to the Committee; shares of Common Stock that have been owned by the optionee for at least six months (or such other period as the Committee may determine), valued at their Fair Market Value on the date of delivery; such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine; or any combination of the foregoing permitted forms of payment.

7.	Stock Appreciation Rights.

(a) Grant of SARs. Subject to the provisions of the Plan, on or after the date of an initial public offering of the Common Stock pursuant to an effective registration statement under the Exchange Act, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price (“Stock Appreciation Rights” or “SARs”). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

(b) Exercise Price. The Committee shall fix the exercise price of each SAR, which shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant.

8.	Stock Awards.

(a) Restricted or Unrestricted Stock Awards. The Committee may grant shares of Common Stock subject to forfeiture (“Restricted Stock”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary. The Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time (“Unrestricted Stock”). Shares of Restricted Stock or Unrestricted Stock may be issued for such consideration, if any, as the Committee may determine consistent with applicable law.

(b) Stock Unit Awards. The Committee may grant Awards (“Stock Unit Awards”) consisting of units representing shares of Common Stock. Each Stock Unit Award shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more shares of Common Stock (including, if so provided with respect to the Award, shares of Restricted Stock), subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. No Participant or Designated Beneficiary holding a Stock Unit Award shall be treated as a stockholder with respect to the shares of Common Stock subject to the Award unless and until such shares are actually delivered under the Award. Stock Unit Awards may not be sold, assigned, transferred, pledged or otherwise encumbered except as permitted by the Committee.

(c) Performance Goals. The Committee may establish performance goals on which the granting of Restricted Stock, Unrestricted Stock, or Stock Unit Awards, or the vesting of Restricted Stock or Stock Unit Awards, will be subject. Such performance goals may be based on such corporate or other business criteria as the Committee may determine. The Committee shall determine whether any performance goals so established have been achieved, and if so to what extent, and its determination shall be binding on all persons.

9.	General Provisions Applicable to Awards.

(a) Documentation. Each Award shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

(b) Application of Code Section 409A. Notwithstanding anything in this Plan to the contrary, any grant of an Award shall satisfy the requirements of Code §409A, to the extent applicable.

(c) Committee Discretion. Awards may be made alone or in combination with other Awards, including Awards of other types. The terms of Awards of the same type need not be identical, and the Committee need not treat Participants uniformly (subject to the requirements of applicable law). Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

(d) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

(e) Termination of Service. Unless the Committee expressly provides otherwise, the following rules shall apply in connection with the cessation of a Participant’s employment or other service relationship with the Company and its Affiliates. Immediately upon the cessation of the Participant’s employment or other service relationship with the Company and its Affiliates an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:

(i) All Stock Options and SARs held by a Participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such Participant’s executor or administrator or the person or persons to whom the Stock Option or SAR is transferred by will or the applicable laws of descent and distribution, in each case for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this subsection (e), and shall thereupon terminate; and

(ii) all Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant’s employment or other service relationship for reasons other than death and except as provided in (iii) below, to the extent then exercisable, will remain exercisable for the lesser of (1) a period of three months or (2) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this subsection (e), and shall thereupon terminate.

(iii) Unless the Committee expressly provides otherwise, a Participant’s “employment or other service relationship with the Company and its Affiliates” will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

(f) Change in Control. In the event of (i) a change of control of the Company (as defined by the Committee) or other consolidation, merger, acquisition of shares or similar transaction or series of related transactions (whether or not constituting a change of control) in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, or (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company (any of (i), (ii) or (iii) being herein referred to as a “Covered Transaction”), the Committee in its discretion may, with respect to any Award, at the time the Award is made or at any time thereafter, take one or more of the following actions: (A) provide for the acceleration of any time period relating to the exercise or payment of the Award, (B) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received (net of any exercise price) upon the exercise or payment of the Award had the Award been exercised or paid immediately prior to the covered transaction, (C) adjust the terms of the Award in a manner determined by the Committee to reflect the covered transaction, (D) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (E) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company; provided, that in the absence of any such action by the Committee or an expressly applicable provision in the Award document, immediately prior to the covered transaction (1) each Option and SAR shall cease to be exercisable and shall terminate, (2) each Restricted Stock Award and Stock Unit Award shall terminate to the extent such Award is unvested, and (3) each Stock Unit Award, to the extent vested, shall be converted into the right to receive, with respect to each unit (representing a share of Common Stock) subject to such Award, the same per-share consideration (or other cash or property, of equivalent Fair Market Value at the time of payment, as determined by the Committee or its successor in connection with the payment or delivery of such cash or property) as would have been retained or received by a holder of one share of Common Stock in the covered transaction. The Committee may require that any amounts delivered, exchanged or otherwise paid in respect of Restricted Stock or Stock Unit Awards in connection with a covered transaction be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.

(g) Transferability. No Award may be transferred other than by will or the laws of descent and distribution and may be exercised, during the life of the Participant, only by the Participant, except that, as to Awards other than ISOs, the Committee may permit certain transfers to the Participant’s family members or to certain entities controlled by the Participant or his or her family members.

(h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes or social insurance contributions required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax (or social insurance) obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee’s discretion, the minimum tax (or social insurance) obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery.

(i) Amendment of Award. The Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option. Any such action shall require the Participant’s consent unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(j) Foreign Nationals. The Committee may take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Committee deems necessary or advisable to comply with government laws or regulatory requirements of any foreign jurisdiction, including but not limited to modifying or amending the terms and conditions governing any Awards, establishing sub-plans under the Plan, or adopting such procedures as the Committee may determine to be appropriate in response to differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employment, accounting or other matters.

10.	Miscellaneous.

(a) No Right To Employment. No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall constitute a contract of employment or confer upon any employee, director or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall it or they be construed as affecting the rights of the Company (or Affiliate) to terminate the service of any person at any time or otherwise change the terms of such service, including, without limitation, the right to promote, demote or otherwise re-assign any employee or other service provider from one position to another within the Company or any Affiliate.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom Restricted Stock or Unrestricted Stock is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise provided in the applicable Award.

(c) Effective Date. The Plan shall be effective on the date it is approved by the stockholders.

(d) Amendment of Plan. The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable. Further, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

(e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.